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                                                                    EXHIBIT 23.7


                           CONSENT OF DIRECTOR NOMINEE

         I hereby consent to be named in this Joint Proxy Statement/Prospectus as a prospective director of Video Update, Inc. and to all references to me included in this Joint Proxy Statement/Prospectus and all amendments thereto.



/s/ F. Andrew Mitchell
------------------------------
    F. Andrew Mitchell


Dated:  January 21, 1998







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                           CONSENT OF DIRECTOR NOMINEE

         I hereby consent to be named in this Joint Proxy Statement/Prospectus as a prospective director of Video Update, Inc. and to all references to me included in this Joint Proxy Statement/Prospectus and all amendments thereto.


/s/ Theodore J. Coburn
------------------------------
    Theodore J. Coburn


Dated:  January 19, 1998